                                                                    Exhibit 3.37

                                                         CORPORATE ACCESS NUMBER

                                                                 20597118

                                     ALBERTA

                            BUSINESS CORPORATIONS ACT


                                   CERTIFICATE

                                       OF

                                  INCORPORATION

DANKA BUSINESS FINANCE LTD.
WAS INCORPORATED IN ALBERTA ON FEBRUARY 3, 1994


                                        By:            /s/  H. Baker
                                           -------------------------------------
                                                 Registrar of Corporations

[Alberta Corporate
Registry Seal]

                     ALBERTA CONSUMER AND CORPORATE AFFAIRS

                                     FORM I
                            ARTICLES OF INCORPORATION

================================================================================
1.   Name of Corporation:

     DANKA BUSINESS FINANCE LTD.
--------------------------------------------------------------------------------
2. The classes, and any maximum number of shares that the Corporation is authorized to issue:

     See Schedule "A" attached hereto.
--------------------------------------------------------------------------------
3.   Restrictions on share transfers (if any):

     No shares of the Corporation shall be transferred without the consent of the Board of Directors of the Corporation.
--------------------------------------------------------------------------------
4. Number, or Minimum and Maximum number, of directors that the Corporation may have:

     No fewer than One (1) and not more than Seven (7).
--------------------------------------------------------------------------------
5. If the Corporation is restricted from carrying on a certain business, or restricted to carrying on a certain business, specify the restriction(s):

     See Schedule "B" attached hereto .
--------------------------------------------------------------------------------
6.   Other rules or provisions (if any):

     See Schedule "C" attached hereto.
--------------------------------------------------------------------------------
7.   Date:       1994   February   3rd
                 Year   Month      Day
--------------------------------------------------------------------------------
Incorporators Name(s)   Address (including Postal Code)   Signature
--------------------------------------------------------------------------------
DIXIE D. MARTIN         #200, 630 - 4th Avenue S.W.       /s/  D. Martin
                        Calgary, Alberta T2P OJ9
================================================================================

For Departmental Use Only

Corporate Access No.                              Incorporation Date:

                                  SCHEDULE "A"

                       Attached to and forming part of the
                          Articles of Incorporation of
                           DANKA BUSINESS FINANCE LTD.

     The shares which the Corporation is authorized to issue are:

     (a) an unlimited number of Class "A" Common voting shares, the holders of which are entitled:

          (i) to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

          (ii) to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Class "B" Common voting shares, the Class "C" Common non-voting shares and the Preferred shares, or on any of such classes of shares without being obliged to declare any dividends on the Class "A" Common voting shares of the Corporation;

          (iii) subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation; and

          (iv) to the rights, privileges and restrictions normally attached to common shares;

     (b) an unlimited number of Class "B" Common voting shares, the holders of which are entitled:

          (i) to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

          (ii) to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Class "A" Common voting shares, the Class "C" Common non-voting shares and the Preferred shares, or on any of such classes of shares without being obliged to declare any dividends on the Class "B" Common voting shares of the Corporation;

          (iii) subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation; and

          (iv) to the rights, privileges and restrictions normally attached to common shares;

     (c) an unlimited number of Class "C" Common non-voting shares, the holders of which are entitled:

          (i) to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Class "A" Common voting shares, the Class "B" Common voting shares and the Preferred shares, or on any of such classes of shares without being obliged to declare any dividends on the Class "C" Common non-voting shares of the Corporation; and

          (ii) subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation;

     (d) an unlimited number of Preferred shares, which as a class, have attached thereto the following:

          (i) the Preferred shares may from time to time be issued in one or more series, and the Directors may fix from time to time before such issue the number of Preferred shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred shares including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion if any, and any sinking fund or other provisions;

          (ii) the Preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation amongst its shareholders for the purpose of winding-up its affairs, be entitled to preference over the voting and non-voting Common shares and over any other shares of the Corporation ranking by their terms junior to the Preferred shares of that series. The Preferred shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common shares and any other such Preferred shares as may be fixed in accordance with clause (d)(i); and

          (iii) in any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred shares are not paid in full, all series of Preferred shares shall participate ratably in respect of accumulated dividends and return of capital.

                                  SCHEDULE "B"

                       Attached to and forming part of the
                          Articles of Incorporation of
                           DANKA BUSINESS FINANCE LTD.

ARTICLE 5 - RESTRICTIONS

The business of the Corporation is restricted as follows:

     (e) the Corporation may not trade or deal in bonds, shares, debentures, mortgages, hypothecs, bills, notes or other similar property or any interest therein; and

     (f) the Corporation may not lend money, whether with or without securities;

     (g) the Corporation shall be restricted from making any investments of a nature which would disqualify the Corporation from the status as a non-resident-owned investment corporation under Section 133 of the Income Tax Act (Canada).

                                  SCHEDULE "C"

                       Attached to and forming part of the
                          Articles of Incorporation of
                           DANKA BUSINESS FINANCE LTD.

ARTICLE 6 - OTHER PROVISIONS, IF ANY,

     (a)  The number of shareholders of the Corporation, exclusive of:

          (i)   persons who are in its employment or that of an affiliate; and

          (ii) persons who, having been formerly in its employment or that of an affiliate, were, while in that employment shareholders of the Corporation and have continued to be shareholders of the Corporation after termination of that employment;

          is limited to not more than fifty (50) persons, two (2) or more persons who are the joint registered owners of one (1) or more shares being counted as one (1) shareholder.

     (b) Any invitation to the public to subscribe for the securities of the Corporation is prohibited.

PROVINCE OF ONTARIO       )
JUDICIAL DISTRICT OF YORK )
           TO WIT:        )

I, ROBERT RUTHERFORD CRANSTON, a Notary Public in and for the Province of Ontario, by royal authority duly appointed, residing in the City of North York, in the Municipality of Metropolitan Toronto, in the said Province of Ontario, DO HEREBY CERTIFY that the paper writing hereto annexed, is a true copy of a document produced and shown to me and purporting to be the Certificate and Articles of Amendment of DANKA BUSINESS FINANCE LTD. issued pursuant to the Business Corporations Act (Alberta) effective March 26, 1996, the copy having been compared by me with the said original document.

IN TESTIMONY WHEREOF I have hereunto subscribed my name and affixed my seal of office at the City of Toronto, the 23/rd/ day of April, 1996.

        [signature illegible]
--------------------------------------
    A Notary Public in and for the
         Province of Ontario

                                                         CORPORATE ACCESS NUMBER

                                                                 20597118

ALBERTA
GOVERNMENT OF ALBERTA

                            BUSINESS CORPORATIONS ACT

                                   CERTIFICATE

                                       OF

                                    AMENDMENT

DANKA BUSINESS FINANCE LTD.

AMENDED ITS ARTICLES TO CREATE SHARES IN SERIES ON
MARCH 26, 1996.


                                                 [signature illegible]
                                        ----------------------------------------
                                                Registrar of Corporations

IMPORTANT: PLEASE READ INSTRUCTIONS ON THE BACK OF THIS FORM

                            BUSINESS CORPORATIONS ACT
                               (SECTION 27 OR 171)

------------------------------------------------------------------------
ALBERTA CONSUMER AND CORPORATE AFFAIRS     ARTICLES OF AMENDMENT
------------------------------------------------------------------------
1.  NAME OF CORPORATION:                   2.  CORPORATE ACCESS NUMBER

    DANKA BUSINESS FINANCE LTD.                20597118

------------------------------------------------------------------------
3. ITEM NO. 2 OF THE ARTICLES OF THE ABOVE NAMED CORPORATION ARE AMENDED IN ACCORDANCE WITH SECTION 167(1) AND 27(5) OF THE BUSINESS CORPORATIONS ACT.

Pursuant to a special resolutions duly passed by the sole shareholder of the Corporation and a resolutions duly passed by the sole director of the Corporation and pursuant to sections 167(1) and 27(5) of the Business Corporation Act (Alberta), the articles of the Corporation are amended as set out in Schedule "A" attached:


--------------------------------------------------------------------------------
      DATE                  SIGNATURE                     TITLE
                     /s/ Robert R. Cranston
  March 25, 1996       Robert R. Cranston      Director, President and Secretary
--------------------------------------------------------------------------------
          FOR DEPARTMENT USE ONLY                           FILED

                                  SCHEDULE "A"

TERMS AND CONDITIONS OF THE PREFERRED SHARES, SERIES I, OF THE CORPORATION

BE IT RESOLVED THAT:

The first series of the preferred shares of the Corporation shall be designated as non-cumulative, redeemable, retractable, voting preferred shares, Series I (the "Series I Shares"). The Corporation is hereby authorized to issue 1,560,000 Series I Shares. The Series I Shares shall have attached thereto, in addition to the rights, privileges, restrictions, conditions and limitations attaching to the preferred shares as a class, the following rights, privileges, restrictions and conditions:

1.1   Issue Price - The issue price for each Series I Share shall be $1.00.

1.2 Dividends - The holders of the Series I Shares shall have the right to receive in each financial year, provided the same is declared payable by the directors, a non-cumulative preferential cash dividend in an amount per share equal to $0.08 per share (hereinafter in this section 1.2, the "Series I Dividend"), such dividend to be payable only out of moneys of the Corporation available for payment of dividends, before payment of any dividend on any of the Class A common shares, Class B common shares and the Class C common shares (collectively the "Common Shares") or the shares of any other class ranking junior to the Series I Shares. The holders of Series I Shares shall not be entitled in any fiscal year to any dividend in respect of such shares other than or in excess of the Series I Dividend. No dividends shall be declared on the Common Shares or the shares of any other class ranking junior to the Series I Shares in any fiscal year unless the Series I Dividend in respect of such fiscal year shall have been declared payable and provided for. If in any fiscal year the directors in their discretion shall not declare the Series I Dividend or any part thereof, the right to such dividend or part (as the case may be) in respect of such fiscal year shall be forever extinguished. Any dividend declared payable on a Series I Share which was issued during the fiscal year in respect of which such dividend is declared shall be calculated from the date of the issue of such share.

1.3 Dissolution - The holders of the Series I Shares shall have the right on the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of its assets among its shareholders for the purpose of winding up its affairs, to payment of an amount per share equal to $1.00 plus any preferential dividends thereon theretofore declared payable and remaining unpaid before the holders of the Common Shares or the shares of any other class ranking junior in the circumstances to the Series I Shares, and shall be entitled to payment of any amount in respect thereof, but in any such liquidation, dissolution or winding-up or other distribution, the holders of the Series I Shares shall not have the right to any further participation in the assets of the Corporation.

1.4 Voting Rights - Subject to any applicable restrictions imposed by law, the holders of Series I Shares shall be entitled to receive notice of, to attend and to vote at all meetings of the shareholders of the Corporation and shall have one vote for each Series I Share held at all meetings of the shareholders of the Corporation.

1.5 Retraction at the Option of the Holder - Subject to any applicable restrictions imposed by law, a holder of Series I Shares shall be entitled to require the Corporation to redeem at any time, all or any of the Series I Shares registered in the name of such holder on the books of the Corporation by tendering to the Corporation at its registered office a share certificate representing the Series I Shares which the holder desires to have the Corporation redeem together with a request in writing specifying (i) that the holder desires to have the Series I Shares represented by such certificate redeemed by the Corporation and (ii) the business day on which the bolder desires to have the Corporation redeem such Series I Shares. Requests in writing shall specify a proposed redemption date (in this section 1.5 the "Redemption Date") which shall be not less than 60 days and not more than 90 days after the day on which the request in writing is given to the Corporation. Upon receipt of a share certificate representing the Series I Shares which the holder desires to have the Corporation redeem, together with such a request, the Corporation shall on the Redemption Date redeem such Series I Shares by paying to such registered holder an amount per share equal to $1.00 plus any preferential dividends thereon theretofore declared payable and remaining unpaid. Such payment shall be made by cheque payable at par at any branch of the Corporation's bankers for the time being in Canada. The said Series I Shares shall be redeemed on the Redemption Date and from and after the Redemption Date such shares shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of holders of Series I Shares in respect thereof unless payment of the redemption price is not made on the Redemption Date, in which event the rights of the holders of the said shares shall remain unaffected. If the Corporation determines that it will not be permitted, by insolvency or other provisions of applicable law, to redeem all of the Series I Shares required to be redeemed at the applicable Redemption Date, the Corporation shall be obligated, in respect of that Redemption Date, to redeem Series I Shares only to the extent of the maximum sum of money that may be so applied. In such case the Corporation shall pay to each holder that holder's pro rata share of the moneys available as aforesaid and shall issue and deliver to him a new share certificate, at the expense of the Corporation, representing the Series I Shares not so redeemed. If the Corporation fails to redeem, because of insolvency provisions or other provisions of applicable law, all of the Series I Shares required to be redeemed by it on any Redemption Date in accordance with the above redemption obligations, then as soon as reasonably feasible after the Corporation is from time to time no longer prevented by insolvency or other provisions of applicable law, the Corporation shall given written notice to all the holders of Series I Shares that the Corporation will redeem such Series I Shares previously tendered for redemption and not redeemed, such redemption to take place on a date which is not less than thirty (30) days subsequent to the date of such notice given by the Corporation and to be made in accordance with the other provisions of this section 1.5 not inconsistent with the provisions of this sentence.

1.6   Redemption by the Corporation

      Subject to any applicable restrictions imposed by law, and the other provisions of this section 1.6 hereof, the Corporation may, upon giving notice as hereinafter provided, redeem all, but not less than all, of the then outstanding Series I Shares on payment for each Series I Share of $1.00 plus any preferential dividends thereon theretofore declared payable and remaining unpaid (the "Redemption Price"). If the Corporation wishes to redeem all of the outstanding Series I Shares, the Corporation shall give notice to the holders of the Series I Shares. Any such notice shall be sufficiently given if given in accordance with section 1.10. In such notice, the Corporation shall specify the date for redemption (in this section 1.6 the "Redemption Date") which shall not be earlier than 20 days and not more than 60 days after the giving of the notice. Following receipt of the notice prescribed in the preceding sentence and prior to the Redemption Date, the holders of Series I Shares shall deposit with the Corporation certificates representing the Series I Shares to be redeemed. Such deposit shall be irrevocable unless payment of Redemption Price for the Series I Shares to be redeemed shall not be duly made by the Corporation to the holder as hereinafter provided. Within seven days of the applicable Redemption Date the Corporation shall pay or cause to be paid to or to the order of the holders of the Series I Shares the Redemption Price for such shares; such payment shall be made by cheque payable at par at any branch of the Corporation's bankers for the time being in Canada. From and after the applicable Redemption Date, the Series I Shares so redeemed shall cease to be entitled to any participation in the assets of the Corporation and the holders thereof shall not be entitled to exercise any of the other rights of shareholders in respect thereof unless payment of the Redemption Price shall not be made in accordance with the foregoing provisions, in which event the rights of the holders shall remain unaffected. If the Corporation determines that it will not be permitted, by insolvency or other provisions of applicable law, to redeem all of the Series I Shares required to be redeemed at the applicable Redemption Date, the Corporation shall obligated, in respect of that Redemption Date, to redeem Series I Shares only to the extent of the maximum sum of money that may be so applied. In such case the Corporation shall pay to each holder that holder's pro rata share of the moneys available as aforesaid and shall issue and deliver to him a new share certificate, at the expense of the Corporation, representing the Series I Shares not so redeemed. If the Corporation fails to redeem, because of insolvency provisions or other provisions of applicable law, all of the Series I Shares required to be redeemed by it on any Redemption Date in accordance with the above redemption obligations, then as soon as reasonably feasible after the Corporation is from time to time no longer prevented by insolvency or other provisions of applicable law, the Corporation shall give written notice to all the holders of Series I Shares that the Corporation will redeem such Series I Shares previously tendered for redemption and not redeemed, such redemption to take place on a date which is not less than thirty (30) days subsequent to the date of such notice given by the Corporation and to be made in accordance with the other provisions of this section 1.6 not inconsistent with the provisions of this sentence.

1.7 Purchase for Cancellation - Subject to the provisions of applicable law, the Corporation may at any time or times purchase for cancellation the whole or any part of the outstanding Series I Shares at the option of the Corporation, by invitation for tenders addressed to all holders of record of the outstanding Series I Shares, at the lowest price or prices at which in the opinion of the board or directors such shares are obtainable. In the event that, upon any request for tenders, the Corporation shall receive two or more tenders at a lower price or prices, aggregate more than the amount for which the Corporation is prepared to accept tenders, if any of the Series I Shares so tendered at the same price are purchased by the Corporation, they shall be purchased pro rata from such holders tendering at the same price, disregarding fractions.

1.8 Amendments - The rights, privileges, restrictions and conditions attached to the Series I Shares may be amended, modified, suspended, altered or repealed only with the consent or approval of the holders of Series I Shares obtained in the manner set out in section 1.9 and in accordance with any requirements of applicable law.

1.9 Approval of Holder of Series I Shares - For the purpose of the foregoing provisions applicable to Series I Shares, any consent or approval of the holders of Series I Shares shall be deemed to have been sufficiently given if it shall have been given in writing by the holders of all of the outstanding Series I Shares or by a resolution passed at a meeting of holders of Series I Shares duly called and held upon not less than 21 days notice to the holders at which the holders of at lease a majority of the outstanding Series I Shares are present or are represented by proxy and carried by the affirmative vote of not less than two-thirds of the votes cast at such meeting. It at any such meeting the holders of at least a majority of the outstanding Series I Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 21 days thereafter and to such time and place as may be designated by the chairman, and not less than 21 days written notice shall be given for such adjourned meeting. At such adjourned meeting, the holders of Series I Shares present or represented by proxy may transact the business for which the meeting was originally convened and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast at such meeting shall constitute the consent or approval of the holders of the Series I Shares. On every ballot taken at a meeting, every holder of Series I Shares shall be entitled to one vote in respect of each Series I Share held. Subject to the foregoing, the formalities to be observed in respect of the giving of waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation.

1.10 Notice - Any notice required to be given under the provisions attaching to the Series I Shares to the holders thereof, and any dividend, distribution of assets, delivery of share certificates and any other document, amount or thing to be given, made or paid to the holders of the Series I Shares, shall be given, made or paid by delivering the same addressed to each holder at the last address of such holder appearing in the records of the Corporation's transfer agent for the Series I Shares, or in the event the Corporation has not appointed a transfer agent, as it appears on the books of the Corporation or, in the event of the address of any such holder not so appearing, then to the address of such holder last known to the Corporation; provided that accidental failure or omission to give, make or pay the notice, document, amount or thing as aforesaid to one or more of such holders, or any defect therein, shall not invalidate any action or proceeding founded thereon.

1.11 Interpretation - In the event that any date on which any dividend on the Series I Shares is payable by the Corporation, or on or by which any other action is required to be taken by the Corporation hereunder, is not a Business Day then such dividend shall be payable, or such other action shall be required to be taken, on the next succeeding date that is a Business Day. "Business Day" means a day other than a Saturday, a Sunday or any other day that is treated as a holiday in the jurisdiction in which the Corporation's head office is located. The inclusion of headings and subheadings herein is for convenience of reference only and is not intended to affect in any way the meaning or interpretation of the provisions hereof.